Exhibit 10.1

Amendment to Employment Agreement
(Bill Katherman)

This AMENDMENT TO EMPLOYMENT AGREEMENT (this “Amendment”) is entered into as of February 25, 2019, by and between Fox Factory, Inc., a California corporation (the “Company”), and Bill Katherman, an individual (“Executive”), amends that certain Employment Agreement dated as of February 20, 2014 by and between the Company and Executive (as previously amended from time to time, the “Original Agreement”) and shall be effective March 30, 2019 (the “Effective Date”). All terms not otherwise defined herein shall have the meanings ascribed thereto in the Original Agreement.

RECITALS

WHEREAS, the parties hereto desire to amend certain provisions of the Original Agreement in accordance with the terms of this Amendment;
NOW, THEREFORE, in consideration of the mutual promises and the respective mutual agreements contained herein, the parties to this Amendment agree as follows:
Section 1. Amendments. The Original Agreement is amended, effective as of the Effective Date, as follows:

a.	Section 2(a) of the Original Agreement is DELETED and REPLACED to read as follows:

“Executive shall serve as the Operations Consultant of the Company and shall have the normal duties, responsibilities, functions and authority customarily associated with such position and such other duties and responsibilities as may be assigned from time to time to Executive, all subject to the power and authority of the Company’s Chief Executive Officer, Board of Directors (the “Board”) and the Executive Committee of the Board (the “Executive Committee”) to expand or limit such duties, responsibilities, functions and authority and to overrule actions of officers of the Company.”

b.
Section 3(b) of the Original Agreement is DELETED. Notwithstanding the foregoing, Executive shall be entitled to any Performance Bonus earned under Section 3(b) prior to this Amendment for the fiscal year ending December 28, 2018.

c.	Section 4(b) of the Original Agreement is DELETED and REPLACED to read as follows:
“Following any termination under paragraphs 4(a)(i), (ii), (iii), (iv), (v) or (vi), Executive (or in the event of Executive’s death, Executive’s estate) shall be entitled to receive, immediately upon termination, a lump sum payment in cash in an amount equal to Executive’s accrued and unpaid Base Salary plus any authorized business expenses incurred and un-reimbursed as of the date of termination, death or disability.”
d.    The following provision is INSERTED following the last sentence of Section 5(a):
“Notwithstanding the foregoing, nothing in this Agreement prohibits, limits, or restricts, or shall be construed to prohibit, limit, or restrict, Executive from exercising any legally protected whistleblower rights (including pursuant to Section 21F of the Exchange Act and the rules and regulations thereunder), without notice to or consent from the Company. Moreover, the federal Defend Trade Secrets Act of 2016 immunizes Executive against criminal and civil liability under federal or state trade secret laws - under certain circumstances - if Executive discloses a trade secret for the purpose of reporting a suspected violation of law. Immunity is available if Executive discloses a trade secret in either of these two circumstances: (1) Executive discloses the trade secret (a) in confidence, (b) directly or indirectly to a government official (federal, state or local) or to a lawyer, and (c) solely for the purpose of reporting or investigating a suspected violation of law; or (2) In a legal proceeding, Executive discloses the trade secret in the complaint or other documents filed in the case, so long as the document is filed “under seal” (meaning that it is not accessible to the public).”
Section 2.    Change of Employment. The Parties agree that the changes in Executive’s employment pursuant to this Amendment will not constitute “Good Reason” under the Original Agreement and Executive consents to such modifications to the terms of his employment with the Company.

Section 3.     Effect on Original Agreement. On and after the Effective Date, each reference in the Original Agreement to “this letter”, “hereunder”, “hereof”, “herein” or words of similar import shall mean and be a reference to the Original Agreement as amended hereby. Except as specifically modified by the terms of this Amendment, all of the terms, provisions, covenants, warranties and agreements contained in the Original Agreement shall remain in full force and effect and are hereby ratified.

Section 4.    Governing Law. This Amendment shall be construed under and shall be governed by the laws of the State of California.
Section 5.    Counterparts. This Amendment may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Amendment and all of which, when taken together, will be deemed to constitute one and the same agreement.
[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned have executed and delivered this Amendment as of the date first above written.

The Company
Fox Factory, Inc.
a California corporation

By:_/s/ Larry Enterline
Name: Larry Enterline
Title: Chief Executive Officer

The Executive

/s/ Bill Katherman
Name: Bill Katherman